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                                    SUPERGEN, INC.

                                                                    Exhibit 11.1
                   Statement re: computation of net loss per share
                                     (unaudited)

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

                                   Three Months Ended             Nine Months Ended
                                       September 30,                 September 30,
                                   1996            1995          1996           1995

Net loss                        ($3,120,699)     ($988,745)   ($5,674,311)   ($3,034,682)
                               -----------------------------------------------------------
                               -----------------------------------------------------------


Weighted average number
of shares of Common Stock
outstanding                      16,831,726     12,574,627     15,635,554     12,349,352


Shares related to SAB
Nos. 64 and 83                                     165,466                       165,466

                               -----------------------------------------------------------

Total weighted average
number of shares of
Common Stock outstanding         16,831,726     12,740,093     15,635,554     12,514,818
                               -----------------------------------------------------------
                               -----------------------------------------------------------


Net loss per share                   ($0.19)        ($0.08)        ($0.36)        ($0.24)
                               -----------------------------------------------------------
                               -----------------------------------------------------------

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